EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Celtron Secures $2M credit vehicle
Mr. Zirk Engelbreck Appointed to Board as Chairman
San Diego, California, February 17, 2006 (PR NEWSWIRE) – Celtron International, Inc. (OTCBB:CLTR) announced today that on February 14, 2006, The Aston Organization, Ltd. and Zirk Engelbrecht have agreed to invest $2.0 million in Celtron. Pursuant to the terms of a Convertible Promissory Note (the “Note”), Aston and/or Engelbrecht would have the ability to convert the aggregate principal and interest outstanding under the Note into shares of Celtron Common Stock at a conversion rate of $0.20 per share. Satellite Security Systems, Inc. (“S3”), also based in San Diego, California, is a wholly-owned subsidiary of Celtron.
In addition to the Note, Celtron also announces the February 15, 2006 appointment of Mr. Zirk Engelbrecht to the Board of Directors. Mr. Englebrecht was unanimously approved to assume the role of Chairman of the Board.
Ken Dixon, Celtron’s CEO, stated “this funding provides Celtron and S3 with the resources required to fulfill on upcoming strategic opportunities while also funding ongoing operations. Adding a seasoned executive of Mr. Engelbrecht’s caliber as Chairman is the natural, next step, in establishing Celtron’s presence in the global market.”
Mr. Engelbrecht commented “Celtron’s technology, coupled with S3’s customer base and Monitoring and Support Center (MSC), is capturing significant market awareness. I welcome the opportunity to provide mentoring and the financing to ensure the rapid growth of the company.”
Mr. Engelbrecht holds a degree in Mechanical Engineering. Mr. Engelbrecht has extensive experience with public companies in South Africa and the United States and has overseen the venture capital phase and public registration of numerous public companies since 1994.
About Satellite Security Systems, Inc.
With headquarters in San Diego, California, Satellite Security Systems, Inc. is a wholly-owned operating subsidiary of Celtron International, Inc. (OTCBB:CLTR) and is supported by a nationwide team of sales and service professionals with expertise in industries such as law enforcement, military, communications and investment banking. Clients include the U.S. Secret Service, U.S. Bureau of Immigration and Customs Enforcement, U.S. Department of Labor, Washington D.C. Public School System, San Francisco Unified School District, Fairfax County Public Schools, InterState Oil Company, Gateway Cities of Governments, and other entities serving various industries.

Satellite Security Systems’ GlobalGuard™ technology secures, tracks, and controls assets throughout the United States, Mexico, and Canada for clients including military, government, police, and the consumer market. GlobalGuard™ users can communicate with, monitor, track, analyze and control the movement of virtually any object in transit. The integration of Motorola’s two-way satellite communications, on-board CPU and an integrated Global Positioning System (GPS) make it possible for GlobalGuard™ users to send data back and forth from a central command unit or monitoring center while being continually alerted to new or dynamic changes. The GlobalGuard™ active communication and GPS system can be incorporated into unlimited applications.
To contact Satellite Security Systems, Inc.: John Phillips, 858-638-9700 or jphillips@satsecurity.com.
About Celtron International, Inc.
Celtron International, Inc. is engaged in the business of marketing products and services in vehicle locating and management, and asset tracking and telemetry solutions. Celtron’s products and services incorporate the latest, state of the art technology, including cellular, global positioning, and satellite technology.
To contact Celtron International, Inc.: Ken Dixon, 858-638-9700 or ken@celtroninc.com
FORWARD LOOKING STATEMENT: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the sustainability of recent growth rates in the market for GPS products and services; whether certain market segments, particularly enterprise security, grow as anticipated; the positioning of Celtron’s and S3’s products in those segments; the competitive environment in the asset tracking and monitoring industry; ability to integrate acquired companies and technology; ability to retain key employees; ability to successfully combine product offerings and customer acceptance of combined products; general market conditions, fluctuations in currency exchange rates, changes to operating systems and product strategy by vendors of operating systems; and whether Celtron and/or S3 can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Celtron’s previously filed Form 10-K and Form 10-Q. Neither Celtron nor S3 undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.